Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

August 1, 2008

PSEG ANNOUNCES STRONG SECOND QUARTER 2008 RESULTS

$750 MILLION SHARE REPURCHASE AUTHORIZED

Loss from Continuing Operations of $0.32 Per Share

Reflects Charge for Certain Leveraged Leases

Operating Earnings of $0.64 Per Share

Reaffirms 2008 Operating Earnings Guidance of $2.80-$3.05 Per Share

Public Service Enterprise Group (PSEG) reported today (August 1, 2008) a Loss from Continuing Operations for the second quarter of 2008 of $166 million or $0.32 per share as compared to Second Quarter 2007 Income from Continuing Operations of $281 million or $0.55 per share. The second quarter loss was principally the result of a charge of $490 million or $0.96 per share to reflect the Company’s current assessment of certain leveraged leases being challenged by the Internal Revenue Service (IRS). Excluding such lease related charges, Operating Earnings for the second quarter of 2008 were $324 million, or $0.64 per share. Operating Earnings and Income from Continuing Operations were $281 million or $0.55 per share for the second quarter of 2007. Including Income from Discontinued Operations, PSEG reported a Net Loss for the second quarter of 2008 of $150 million or $0.29 per share compared to Net Income for the second quarter of 2007 of $275 million or $0.54 per share.

Ralph Izzo, chairman and chief executive officer of PSEG, said that “our results for the second quarter highlight the importance of our employees’ focus on operations, and the equally important need to maintain a strong and stable capital position to meet the demands of today’s business conditions.”

PSEG CONSOLIDATED EARNINGS (unaudited)

For the Quarters Ended June 30,

2008 and 2007

	Income ($millions)		Diluted Earnings Per Share
	2008	2007	2008	2007*

Net Income/(Loss)	$(150)	$275	$(0.29)	$0.54

Less: Income/(Loss) from Discontinued Ops	16	(6)	0.03	(0.01)

Income/(Loss) From Continuing Ops	$(166)	$281	$(0.32)	$0.55

Add: Lease Reserves	490	—	0.96	—

Operating Earnings (Non-GAAP)	$324	$281	$0.64	$0.55

		Avg. Shares	509M	508M
*	Results adjusted to reflect 2:1 stock split effective February 4, 2008.

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

Izzo went on to say that “along with maintaining strong operations, we have completed the sale of the last of our large international assets (SAESA), and recognized a charge associated with our leveraged lease investments. These actions impact our discretionary cash position, but improve our business risk profile as demonstrated by Moody’s recent decision to maintain our credit ratings and improve our outlook to stable”.

Izzo announced that the Company’s Board of Directors has authorized the repurchase of up to $750 million of common stock during an 18 month period. “This authorization is recognition of the company’s solid financials and strong liquidity position. The repurchase of our shares may represent the best return for shareholders at this time as we seek to maintain our financial flexibility to pursue higher value opportunities as they become available.”

Izzo also reaffirmed operating earnings guidance for 2008 of $2.80-$3.05 per share, which represents an 8% improvement (at the mid-point of the range) over 2007’s operating earnings. “Strong operations and a largely contracted position continue to support our guidance -- all with a reduced risk profile.”

Operating earnings guidance by subsidiary for 2008 remains as follows:

2008 Operating Earnings Guidance

($millions)

2008

PSEG Power	$1,040 - $1,140
PSE&G	350 - 370
PSEG Energy Holdings	45 - 60
PSEG Parent	(15) - (10)
Operating Earnings	$1,420 - $1,560
Earnings Per Share	$2.80 - $3.05

While there may be some modest movements in the component parts, we expect full year consolidated results to be in these ranges.

Operating Earnings Review and Outlook by Operating Subsidiary

See attachment 6 for detail regarding the quarter-over-quarter earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings for the second quarter of 2008 of $240 million ($0.47 per share) compared to operating earnings of $187 million ($0.37 per share) in the second quarter of 2007.

PSEG Power’s margins in the second quarter of 2008 benefited from recontracting at higher prices in response to strong market fundamentals. These factors added $0.10 per share to earnings. Power’s earnings also benefited from mark-to-market gains on positions entered into earlier in the year to hedge exposure to natural gas ($0.08 per share). The gain is expected to reverse by year-end. A reduction in margin on the BGSS contract reduced earnings by $0.01 per share.

2

The nuclear fleet continues to run well, operating at a capacity factor of 90.5% during the second quarter and bringing the fleet’s year-to-date capacity factor to 92.3%. Salem 2, 57% owned and operated by PSEG Power, completed its refueling and steam generator replacement outage in 58 days returning to service on May 8. This ranked as the second shortest steam generator replacement outage in the history of the U.S. nuclear industry. The unit also saw an increase in nominal operating capacity upon its return to service. Also, we completed the Hope Creek extended power uprate of 125MW. Final performance testing on both of these units will be completed later this year.

Results for the quarter versus last year were impacted by scheduled outage work at several fossil stations – in particular, Hudson – to improve long-term reliability. This work resulted in an increase in operating and maintenance expense amounting to $0.04 per share. Earnings comparisons were also affected by higher depreciation expense ($0.01 per share); higher interest expense associated with an increase in collateral requirements ($0.01 per share) and a market - related decline in the value of some securities held by Power’s nuclear decommissioning trust fund ($0.01 per share).

Higher prices for energy and capacity compared to 2007 are expected to continue to support the forecast improvement in Power’s 2008 operating earnings. This improvement in pricing will be offset somewhat by higher fuel costs as well as an increase in operating and maintenance expense. The Mercer Station is scheduled to undergo a lengthy outage late in 2008 related to the addition of back-end technology to the units.

PSE&G

PSE&G reported operating earnings of $51 million ($0.10 per share) for the second quarter of 2008 compared with operating earnings of $62 million ($.12 per share) for the second quarter of 2007.

The results for the quarter were affected by a number of factors. A decline in demand for gas reduced earnings by $0.01 per share. A lower peak, due to a cooler summer in 2007, resulted in an expected decline in transmission revenues of $0.01 per share. Operating and maintenance expenses increased 1.8% this quarter, less than the rate of inflation. This increase reduced earnings by $0.01 per share.

These items were partially offset by lower depreciation and other items of $0.01 per share during the quarter.

PSE&G is expected to experience a modest decline in operating earnings for 2008. A forecast decline in transmission revenues due to the lower prior year peak will have an impact on revenue and earnings, as expected. Results will also reflect an increase in financing costs associated with higher capital outlays, and higher operating and maintenance expense associated with training programs supporting PSE&G’s delivery projects and construction program.

Earlier this month, PSE&G petitioned the Federal Energy Regulatory Commission (FERC) for formula rate treatment on its new and existing transmission investments to be effective on October 1, 2008. This petition followed approval by FERC earlier in the year for incentive rate treatment for the Susquehanna to Roseland line.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $37 million ($0.08 per share) for the second quarter of 2008 versus operating earnings of $47 million ($0.09 per share) during the second quarter of 2007. Operating earnings exclude the lease related charges as well as the financial results of SAESA.

3

Holdings’ operating earnings for the quarter were largely influenced by the performance of Holdings’ Global subsidiary. Power prices are up and spark spreads have improved. The Texas generating units – in particular, Guadalupe –are benefiting from strong demand and higher prices. Higher volumes and stronger pricing added $0.06 per share to earnings. The increase in forward spark spreads in 2008’s second quarter, compared to the decline posted in the year ago period, led to mark-to-market losses in the second quarter which reduced earnings comparisons by $0.05 per share. Global’s earnings comparisons were also affected by international asset sales which closed during 2007. The absence of this income in 2008 reduced earnings comparisons by $0.03 per share.

The availability of Bioenergie in 2008 improved earnings comparisons by $0.02 per share in the second quarter. Lower financing costs also added $0.02 per share to earnings. A higher tax rate partially offset these gains reducing Global’s earnings comparisons by $0.03 per share.

Holdings’ subsidiary, PSEG Resources, reported a $0.01 per share improvement in quarterly earnings comparisons. The improvement was the result of a lower tax rate ($0.02 per share) which offset a decline in lease income ($0.01 per share).

PSEG Global closed on the sale of SAESA on July 24. The sale, which had a final equity value of $887 million plus the assumption of approximately $413 million of debt, resulted in an after-tax gain of $180 million which will be reported in discontinued operations in the third quarter. PSEG Global’s after-tax proceeds amount to approximately $600 million.

PSEG Energy Holdings’ operating earnings are expected to decline in 2008. The outlook reflects the loss of earnings from the sale of Chilquinta and Luz del Sur in 2007. The power markets in Texas are stronger than what was anticipated earlier in the year. High natural gas prices and demand are leading to higher spark spreads which is more than offsetting the impact of added wind resources in West Texas on the dispatch of natural gas-fired generating assets. Resources’ decision to recognize a substantial charge in the second quarter related to the IRS challenge of certain leveraged lease investments, however, will result in a decline of $30 million in Resources’ income during the second half of the year from prior expectations.

Leveraged Leases

There are several pending tax cases involving other taxpayers with leverage lease investments that are similar to Resources’. To date, two cases have been decided at the trial court level in favor of the government, and a third case involves a jury decision that is currently being contested. An appeal of one of these decisions was recently affirmed. Based on the status of discussions with the IRS and considering developments in other cases, PSEG currently anticipates that it will pay $300 million to $350 million in taxes, interest and penalties claimed by the IRS for the 1997-2000 audit cycle later in 2008, and subsequently commence litigation to recover a refund. As a result of these decisions, PSEG has re-evaluated its reserve levels and recorded a material charge of $490 million in the second quarter. The charge includes an after-tax increase of $135 million to the company’s interest reserve, and an after-tax charge of $355 million related to the recalculation of the return on the leases to take into account new assumptions on the timing of receipt of cash flow. This $355 million charge will be recognized as income over the remaining lives of the leases since total income from the leveraged leases is unaffected by changes in cash flow timing.

Discretionary Cash

PSEG’s current forecast reflects $2.5 billion of discretionary cash over 2008-2011 versus our prior forecast of $3.0 billion during this period. The revised figure reflects higher than originally forecast

4

payments of $900-$950 million in lease-related taxes during this time frame. This potential tax payment is consistent with our reserve. Our revised forecast also reflects an increase in funds from asset sales.

Share Repurchase

In July 2008 the Board of Directors of PSEG authorized the repurchase of up to $750 million of PSEG Common Stock during an 18 month period beginning August 1, 2008. The amount and timing of the stock repurchases will be based on various factors such as management’s assessment of business and market conditions, PSEG’s capital structure and liquidity, and management’s assessment of its ability to invest in attractive incremental growth opportunities.

* * * *

Conference Call Information: PSEG is hosting a conference call for investors on August 1, 2008 at 11 A.M. Eastern time. The call-in number is 800-954-0656; Passcode Number: 21388385. Members of the media are invited to participate on a listen only basis. The call will also be webcast on our investor site at www.pseg.com under the investor relations tab.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, but are not limited to:

•	Adverse Changes in energy industry, policies and regulation, including market rules that may adversely affect our operating results.
•	Any inability of our energy transmission and distribution businesses to obtain adequate and timely rate relief and/or regulatory approvals from federal and/or state regulators.
•	Changes in federal and/or state environmental regulations that could increase our costs or limit operations of our generating units.
•	Changes in nuclear regulation and/or developments in the nuclear power industry generally, that could limit operations of our nuclear generating units.
•	Actions or activities at one of our nuclear units that might adversely affect our ability to continue to operate that unit or other units at the same site.
•	Any inability to balance our energy obligations, available supply and trading risks.
•	Any deterioration in our credit quality.
•	Any inability to realize anticipated tax benefits or retain tax credits.
•	Increases in the cost of or interruption in the supply of fuel and other commodities necessary to the operation of our generating units.
•	Delays or cost escalations in our construction and development activities.
•	Adverse capital market performance of our decommissioning and defined benefit plan trust funds.
•	Changes in technology and/or increased customer conservation.

For further information, please refer to our Annual Report on Form 10-K, including item 1A. Risk Factors, and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

5

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Operating Earnings and Per Share Results by Subsidiary

(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,

	2008	2007	2008	2007

Earnings Results (in Millions)
PSEG Power	$240	$187	$515	$406
PSE&G	51	62	187	193
PSEG Energy Holdings
PSEG Global	18	33	33	6
PSEG Resources	20	15	34	31
PSEG Energy Holdings	(1)	(1)	(1)	(1)

Total PSEG Energy Holdings	37	47	66	36

PSEG	(4)	(15)	(9)	(33)

Operating Earnings	$324	$281	$759	$602

Reconciling Items (a)	(490)	—	(491)	—

Income (Loss) from Continuing Operations	$(166)	$281	$268	$602

Discontinued Operations	16	(6)	30	2

PSEG Net Income (Loss)	$(150)	$275	$298	$604

Fully Diluted Average Shares Outstanding (in Millions)	509	508	509	507

Per Share Results (Diluted)
PSEG Power	$0.47	$0.37	$1.01	$0.80
PSE&G	0.10	0.12	0.37	0.38
PSEG Energy Holdings
PSEG Global	0.04	0.07	0.06	0.01
PSEG Resources	0.04	0.03	0.07	0.06
PSEG Energy Holdings	—	(0.01)	—	—

Total PSEG Energy Holdings	0.08	0.09	0.13	0.07

PSEG	(0.01)	(0.03)	(0.02)	(0.06)

Operating Earnings	$0.64	$0.55	$1.49	$1.19

Reconciling Items (a)	(0.96)	—	(0.96)	—

Income (Loss) from Continuing Operations	$(0.32)	$0.55	$0.53	$1.19

Discontinued Operations	0.03	(0.01)	0.06	—

PSEG Net Income (Loss)	$(0.29)	$0.54	$0.59	$1.19

(a)	See attachment 13 for details of items excluded from Continuing Operations to compute Operating Earnings.

Note 1:

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended June 30, 2008 and 2007.

Income from Continuing Operations includes preferred stock dividends relating to PSE&G of $2 million for the six months ended June 30, 2008 and 2007.

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

	For the Quarter Ended June 30, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,561	$(691)	$1,623	$1,858	$(229)
OPERATING EXPENSES
Energy Costs	1,540	(691)	867	1,213	151
Operation and Maintenance (c)	623	(8)	275	320	36
Depreciation and Amortization	193	3	41	139	10
Taxes Other Than Income Taxes	28	1	—	27	—

Total Operating Expenses	2,384	(695)	1,183	1,699	197

Income from Equity Method Investments	8	—	—	—	8

OPERATING INCOME (LOSS)	185	4	440	159	(418)

Other Income and Deductions (d)	11	(2)	6	2	5
Interest Expense	(147)	(6)	(41)	(81)	(19)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	48	(4)	405	79	(432)
Income Tax Expense	(214)	—	(165)	(28)	(21)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(166)	(4)	240	51	(453)
Discontinued Operations, net of tax	16	—	—	—	16

NET INCOME (LOSS)	$(150)	$(4)	$240	$51	$(437)

Discontinued Operations, net of tax	(16)	—	—	—	(16)
Reconciling Items, net of tax (e)	490	—	—	—	490

OPERATING EARNINGS	$324	$(4)	$240	$51	$37

	For the Quarter Ended June 30, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,707	$(582)	$1,305	$1,748	$236
OPERATING EXPENSES
Energy Costs	1,320	(583)	694	1,077	132
Operation and Maintenance (c)	578	(7)	241	314	30
Depreciation and Amortization	191	4	34	143	10
Taxes Other Than Income Taxes	30	—	—	30	—

Total Operating Expenses	2,119	(586)	969	1,564	172

Income from Equity Method Investments	26	—	—	—	26

OPERATING INCOME (LOSS)	614	4	336	184	90
Other Income and Deductions (d)	21	(7)	21	4	3
Interest Expense	(182)	(23)	(39)	(84)	(36)
Preferred Securities Dividends	(1)	—	—	(1)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	452	(26)	318	103	57
Income Tax (Expense) Benefit	(171)	11	(131)	(41)	(10)

INCOME (LOSS) FROM CONTINUING OPERATIONS	281	(15)	187	62	47
Discontinued Operations, net of tax	(6)	—	(3)	—	(3)

NET INCOME (LOSS)	$275	$(15)	$184	$62	$44

Discontinued Operations, net of tax	6	—	3	—	3

OPERATING EARNINGS	$281	$(15)	$187	$62	$47

(a)	Primarily includes financing activities and donations at the parent and intercompany eliminations.
(b)	Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended June 30, 2008 and 2007.
(c)	Increase at PSE&G primarily due to increased SBC expenses due to increased collection of clause revenues.
(d)	Other Income and Deductions includes minority interest of $0 million and $2 million relating to Energy Holdings for the quarters ended June 30, 2008 and 2007, respectively.
(e)	See attachment 13 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Consolidating Statements of Operations

(Unaudited, $ Millions)

		For the Six Months Ended June 30, 2008

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$6,364	$(2,023)	$3,998	$4,476	$(87)
OPERATING EXPENSES
Energy Costs	3,664	(2,022)	2,456	3,006	224
Operation and Maintenance (c)	1,254	(14)	514	680	74
Depreciation and Amortization	387	7	79	282	19
Taxes Other Than Income Taxes	71	1	—	70	—

Total Operating Expenses	5,376	(2,028)	3,049	4,038	317

Income from Equity Method Investments	20	—	—	—	20

OPERATING INCOME (LOSS)	1,008	5	949	438	(384)
Other Income and Deductions (d)	10	(5)	1	6	8
Interest Expense	(300)	(12)	(83)	(162)	(43)
Preferred Securities Dividends	(2)	—	—	(2)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	716	(12)	867	280	(419)
Income Tax (Expense) Benefit	(448)	3	(352)	(93)	(6)

INCOME (LOSS) FROM CONTINUING OPERATIONS	268	(9)	515	187	(425)
Discontinued Operations, net of tax	30	—	—	—	30

NET INCOME (LOSS)	$298	$(9)	$515	$187	$(395)

Discontinued Operations, net of tax	(30)	—	—	—	(30)
Reconciling Items, net of tax (e)	491	—	—	—	491

OPERATING EARNINGS	$759	$(9)	$515	$187	$66

		For the Six Months Ended June 30, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$6,215	$(1,857)	$3,454	$4,234	$384
OPERATING EXPENSES
Energy Costs	3,297	(1,855)	2,182	2,742	228
Operation and Maintenance (c)	1,173	(13)	479	639	68
Depreciation and Amortization	383	7	68	288	20
Taxes Other Than Income Taxes	73	—	—	73	—

Total Operating Expenses	4,926	(1,861)	2,729	3,742	316

Income from Equity Method Investments	53	—	—	—	53

OPERATING INCOME (LOSS)	1,342	4	725	492	121
Other Income and Deductions (d)	57	(11)	43	8	17
Interest Expense	(364)	(48)	(76)	(165)	(75)
Preferred Securities Dividends	(2)	—	—	(2)	—

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,033	(55)	692	333	63
Income Tax (Expense) Benefit	(431)	22	(286)	(140)	(27)

INCOME (LOSS) FROM CONTINUING OPERATIONS	602	(33)	406	193	36
Discontinued Operations, net of tax	2	—	(9)	—	11

NET INCOME (LOSS)	$604	$(33)	$397	$193	$47

Discontinued Operations, net of tax	(2)	—	9	—	(11)

OPERATING EARNINGS	$602	$(33)	$406	$193	$36

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $2 million for the six months ended June 30, 2008 and 2007.

(c) Increase at PSE&G primarily due to increased SBC expenses due to increased collection of clause revenues.

(d) Other Income and Deductions includes minority interest of $0 million and $2 million relating to Energy Holdings for the six months ended June 30, 2008 and 2007, respectively.

(e) See attachment 13 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Capitalization Schedule

(Unaudited, $ Millions)

	June 30, 2008	December 31, 2007

DEBT
Commercial Paper and Loans	$919	$65
Long-Term Debt (a)	7,125	7,690
Securitization Debt (a)	1,626	1,708
Project Level, Non-Recourse Debt (a)	365	387

Total Debt	10,035	9,850
SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,748	4,732
Treasury Stock	(487)	(478)
Retained Earnings	3,209	3,261
Accumulated Other Comprehensive Loss	(896)	(216)

Total Common Stockholders’ Equity	6,574	7,299

Total Capitalization	$16,689	$17,229

(a) Includes amounts due within one year

Note 1:

PSEG’s credit agreements contain covenants that require PSEG's debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2008

The debt to capitalization ratio calculated under PSEG's credit agreements as of June 30, 2008 was 51.4%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($365 million) and securitization debt ($1.626 billion). It also includes capital lease obligations ($45 million) and certain other obligations such as guarantees and letters of credit ($50 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($161 million) from the funded status of the pension and benefit plans associated with FAS 158 "Employers' Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($870 million) related to the mark-to-market of energy contracts.

2007

The debt to capitalization ratio calculated under PSEG's credit agreements as of December 31, 2007 was 49.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($387 million), securitization debt ($1.708 billion). It also includes capital lease obligations ($47 million) and certain other obligations such as guarantees and letters of credit ($55 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($250 million) related to the mark-to-market of energy contracts.

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, $ Millions)

	For the Six Months Ended June 30,
	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$298	$604
Adjustments to Reconcile Net Income to Net Cash Flows (a)
From Operating Activities	326	180

Net Cash Provided By Operating Activities	624	784

NET CASH USED IN INVESTING ACTIVITIES	(702)	(261)

NET CASH USED IN FINANCING ACTIVITIES	(218)	(490)

Effect of Exchange Rate Change	1	—

Net Increase (Decrease) in Cash and Cash Equivalents	(295)	33
Cash and Cash Equivalents at Beginning of Period	381	106

Cash and Cash Equivalents at End of Period	$86	$139

(a) Includes changes in working capital of ($584 million) and ($282 million) for 2008 and 2007, respectively.

Changes in 2008 working capital are attributable to:

•	Increased broker margins at PSEG Power.
•	Increased prepaid taxes, partially offset by increased obligation to return cash collateral due to higher BGS at PSE&G.
•	Increased PSEG Texas accounts receivable for sales and cash payments related to 2007 asset sales at PSEG Energy Holdings.

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Quarter-to-Quarter EPS Reconciliation

June 30, 2008 vs. June 30, 2007

(Unaudited)

PSEG 2nd Quarter 2007 Net Income (Loss)			$0.54

Discontinued Operations			(0.01)

PSEG 2nd Quarter 2007 Income (Loss) from Continuing Operations			$0.55

Reconciling Items (a)			—

PSEG 2nd Quarter 2007 Operating Earnings			$0.55

			B/(W )

PSEG Power

2nd Quarter 2007		$0.37

Recontracting and Strong Markets	0.10
BGSS	(0.01)
Mark-to-Market (MTM)	0.08

Margin		0.17
O&M		(0.04)
Depreciation, Interest and NDT		(0.03)

2nd Quarter 2008		$0.47	$0.10

PSE&G

2nd Quarter 2007		$0.12

Gas Margin		(0.01)
Transmission		(0.01)
O&M		(0.01)
Depreciation, Taxes, and Other		0.01

2nd Quarter 2008		$0.10	$(0.02)

PSEG Energy Holdings

2nd Quarter 2007		$0.09

Global - Texas Generation Facilities - Operations $0.06, MTM ($0.05)		0.01
Global - Bioenergie (Italy)		0.02
Global - Interest Expense		0.02
Global - Effective Tax Rate		(0.03)
Global - Earnings on Chilquinta & Luz		(0.03)
Global - Other Operations		(0.02)
Resources - Effective Tax Rate		0.02
Resources - Lease Income		(0.01)
Holdings Parent		0.01

2nd Quarter 2008		$0.08	$(0.01)

Public Service Enterprise Group

2nd Quarter 2007		$(0.03)

Interest		0.02

2nd Quarter 2008		$(0.01)	$0.02

PSEG 2nd Quarter 2008 Operating Earnings			$0.64

Reconciling Items (a)			(0.96)

PSEG 2nd Quarter 2008 Income (Loss) from Continuing Operations			$(0.32)

Discontinued Operations			0.03

PSEG 2nd Quarter 2008 Net Income (Loss)			$(0.29)

(a) See attachment 13 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Year to Date EPS Reconciliation

June 30, 2008 vs. June 30, 2007

(Unaudited)

PSEG Net Income (Loss) for the Six Months Ended June 30, 2007			$1.19

Discontinued Operations			—

PSEG Income (Loss) from Continuing Operations for the Six Months Ended June 30, 2007			$1.19

Reconciling Items (a)			—

PSEG Operating Earnings for the Six Months Ended June 30, 2007			$1.19

			B/(W )
PSEG Power

Year to Date June 30, 2007		$0.80

Recontracting and Strong Markets	0.24
BGSS	(0.01)
Mark-to-Market (MTM)	0.09

Margin		0.32
O&M		(0.04)
Depreciation, Interest and NDT		(0.07)

Year to Date June 30, 2008		$1.01	$0.21

PSE&G

Year to Date June 30, 2007		$0.38

Weather - Gas		(0.02)
Gas Margin		(0.01)
Transmission		(0.01)
O&M		(0.02)
Depreciation		(0.01)
Effective Tax Rate		0.06

Year to Date June 30, 2008		$0.37	$(0.01)

PSEG Energy Holdings

Year to Date June 30, 2007		$0.07

Global - Texas Generation Facilities - Operations $0.06, MTM ($0.01)		0.05
Global - Interest Expense		0.04
Global - Effective Tax Rate		0.03
Global - Bioenergie (Italy)		0.02
Global - Earnings on Chilquinta & Luz		(0.05)
Global - Other Operations		(0.02)
Global - Gain on Sale of Tracy in 2007		(0.01)
Global - Konya-Ilgin Settlement in 2007		(0.01)
Resources - Effective Tax Rate		0.03
Resources - Lease Income		(0.01)
Resources - CBO Settlement in 2007		(0.01)

Year to Date June 30, 2008		$0.13	$0.06

Public Service Enterprise Group

Year to Date June 30, 2007		$(0.06)

Interest		0.04

Year to Date June 30, 2008		$(0.02)	$0.04

PSEG Operating Earnings for the Six Months Ended June 30, 2008			$1.49

Reconciling Items (a)			(0.96)

PSEG Income (Loss) from Continuing Operations for the Six Months Ended June 30, 2008			$0.53

Discontinued Operations			0.06

PSEG Net Income (Loss) for the Six Months Ended June 30, 2008			$0.59

(a) See attachment 13 for details of items excluded from Continuing Operations to compute Operating Earnings.

Attachment 8

	PSEG Power Generation Measures (Unaudited)
	GWhr Breakdown		GWhr Breakdown

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Nuclear - NJ	4,573	4,504	9,409	9,514
Nuclear - PA	2,459	2,454	4,887	4,900

Total Nuclear	7,032	6,958	14,296	14,414
Fossil - Coal - NJ	831	939	2,173	2,037
Fossil - Coal - PA	1,473	1,380	3,051	2,675
Fossil - Coal - CT	619	692	1,390	1,475

Total Coal	2,923	3,011	6,614	6,187
Fossil - Oil & Natural Gas - NJ	2,818	1,798	5,145	3,214
Fossil - Oil & Natural Gas - NY	809	790	1,185	1,413
Fossil - Oil & Natural Gas - CT	21	93	96	366

Total Oil & Natural Gas	3,648	2,681	6,426	4,993
Fossil - Pumped Storage	(34)	(34)	(68)	(68)

	13,569	12,616	27,268	25,526

	% Generation by Fuel Type		% Generation by Fuel Type

	Quarters Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Nuclear - NJ	34%	36%	35%	37%
Nuclear - PA	18%	19%	18%	19%

Total Nuclear	52%	55%	53%	56%
Fossil - Coal - NJ	6%	7%	8%	8%
Fossil - Coal - PA	11%	11%	11%	10%
Fossil - Coal - CT	4%	6%	5%	6%

Total Coal	21%	24%	24%	24%
Fossil - Oil & Natural Gas - NJ	21%	14%	19%	13%
Fossil - Oil & Natural Gas - NY	6%	6%	4%	6%
Fossil - Oil & Natural Gas - CT	0%	1%	0%	1%

Total Oil & Natural Gas	27%	21%	23%	20%
Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

Attachment 9A

PUBLIC SERVICE ELECTRIC & GAS

Retail Sales and Revenues

(Unaudited)

June 30, 2008

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2007	Quarter Ended Weather Normalized	Change vs. 2007	Six Months Ended	Change vs. 2007	Six Months Ended Weather Normalized	Change vs. 2007
Residential	3,109	-1.4%	3,057	-2.7%	6,306	-1.4%	6,325	-0.6%
Commercial	5,963	-1.7%	5,940	-2.0%	11,989	0.2%	11,995	0.4%
Industrial	1,269	-8.2%	1,267	-8.4%	2,543	-5.1%	2,543	-5.1%
Street Lighting	78	1.5%	78	0.0%	181	1.3%	181	0.0%
Interdepartmental	3	-1.5%	3	0.0%	7	-3.6%	7	0.0%
Total	10,422	-2.5%	10,345	-3.0%	21,026	-1.0%	21,050	-0.6%
Revenue (in millions)
Residential	$476	8.3%			$932	8.9%
Commercial	684	7.8%			1,260	9.4%
Industrial	87	1.9%			162	3.9%
Street Lighting	17	4.7%			37	5.2%
Other Operating Revenues	124	48.4%			214	35.2%
Total	$1,388	10.2%			$2,605	10.5%

Weather Data	Quarter Ended	Change vs. 2007	Six Months Ended	Change vs. 2007
THI Hours - Actual	4,007	4.1%	4,007	2.8%
THI Hours - Normal	3,832		3,870

Attachment 9B

PUBLIC SERVICE ELECTRIC & GAS

Retail Sales and Revenues

(Unaudited)

June 30, 2008

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2007	Quarter Ended Weather Normalized	Change vs. 2007	Six Months Ended	Change vs. 2007	Six Months Ended Weather Normalized	Change vs. 2007
Residential Sales	175	-15.8%	180	-8.2%	828	-7.8%	862	-1.5%
Commercial - Firm Sales	63	-19.3%	65	-14.3%	300	-9.7%	311	-4.0%
Commercial - Interr. & Cogen	9	-7.5%	9	-7.5%	25	11.9%	25	11.9%
Industrial - Firm Sales	5	-19.0%	5	-14.0%	24	-9.2%	25	-3.4%
Industrial - Interr. & Cogen	42	19.9%	42	19.9%	104	104.5%	104	104.5%
Interdepartmental	-	-26.9%	-	-26.9%	1	-32.7%	1	-32.7%
Total	294	-12.7%	301	-10.0%	1,282	-3.7%	1,328	-2.2%
Gas Transported - Firm Sales	76	-8.5%	77	-6.0%	260	-1.1%	266	2.7%
Gas Transported - Non-Firm	187	-5.6%	187	-5.6%	387	2.6%	387	2.6%
Revenue (in millions)
Residential Sales	$161	-15.8%			$759	-7.8%
Commercial - Firm Sales	82	8.6%			321	6.3%
Commercial - Interr. & Cogen	10	23.9%			27	33.0%
Industrial - Firm Sales	6	8.3%			26	6.5%
Industrial - Interr. & Cogen	53	73.2%			116	148.2%
Other Operating Revenues	32	-11.4%			65	-6.4%
Total	$344	-0.8%			$1,313	2.2%
Gas Transported	126	-11.0%			558	-5.7%

Weather Data	Quarter Ended	Change vs. 2007	Six Months Ended	Change vs. 2007
Degree Days - Actual	475	-13.5%	2,897	-8.4%
Degree Days - Normal	519		3,111

Attachment 10

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Statistical Measures

(Unaudited)

	For the Quarters Ended		For the Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Weighted Average Common Shares Outstanding (000’s)
Basic	508,491	507,261	508,491	506,526
Diluted	509,487	508,067	509,483	507,393
Stock Price at End of Period			$45.93	$43.89
Dividends Paid per Share of Common Stock	$0.3225	$0.2925	$0.6450	$0.5850
Dividend Payout Ratio*			40.9%	52.7%
Dividend Yield			2.7%	2.6%
Price/Earnings Ratio*			15.3	20.0
Rate of Return on Average Common Equity*			21.7%	16.5%
Book Value per Common Share			$12.93	$13.47
Market Price as a Percent of Book Value			355%	326%
Total Shareholder Return	15.1%	6.4%	-5.2%	34.2%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 11

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Non-Trading Mark-to-Market

(Unaudited)

June 30, 2008

2008 Non-Trading Mark-to-Market

Energy Positions

					Year-to-
In Millions After-Tax	Q1	Q2	Q3	Q4	Date
Power	$2.7	$27.1			$29.8
Holdings	1.8	(13.1)			(11.3)
Total	$4.5	$14.0			$18.5

					Year-to-
EPS Impact	Q1	Q2	Q3	Q4	Date
Power	$0.01	$0.05			$0.06
Holdings	-	(0.02)			(0.02)
Total	$0.01	$0.03			$0.04

2007 Non-Trading Mark-to-Market

Energy Positions

					Year-to-
In Millions After-Tax	Q1	Q2	Q3	Q4	Date
Power	$(0.6)	$(9.5)	$4.4	$(0.4)	$(6.2)
Holdings	(19.0)	16.4	13.2	5.5	16.1
Total	$(19.6)	$6.9	$17.6	$5.0	$9.9

					Year-to-
EPS Impact	Q1	Q2	Q3	Q4	Date
Power	$-	$(0.02)	$0.01	$-	$(0.01)
Holdings	(0.04)	0.03	0.03	0.01	0.03
Total	$(0.04)	$0.01	$0.04	$0.01	$0.02

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

PSEG Liquidity

(Unaudited, $ Millions)

PSEG Liquidity as of June 30, 2008

Company	Facility	Expiration Date	Total Facility		Primary Purpose	Usage at 06/30/2008	Available Liquidity 06/30/2008
PSEG	5-year Credit Facility	Dec-12	$1,047	[1]	CP Support /Funding/LCs	$839	$208

	Bilateral Credit Facility	Jun-09	100		CP Support /Funding	-	100

	Uncommitted Bilateral Agreement	N/A	N/A		Funding	85	N/A
Power	5-Year Credit Facility	Dec-12	1,675	[2]	Funding/LCs	1,170	505

	Bilateral Credit Facility - Mizuho	Jun-09	100		Funding/LCs	-	100
	Bilateral Credit Facility - Mizuho	Mar-09	150		Funding/LCs	80	70
	Bilateral Credit Facility - WestLB	Mar-10	100		Funding/LCs	97	3
PSE&G	5-year Credit Facility	Jun-12	628	[3]	CP Support /Funding/LCs	197	431

	Uncommitted Bilateral Agreement	N/A	N/A		Funding	3	N/A
Energy Holdings	5-year Credit Facility	Jun-10	150		Funding/LCs	14	136
		Total	$3,950				$1,553

					PSEG Short Term Investment		-
			Total Liquidity Available				$1,553

1 PSEG Facility will be reduced by $47 million in 2012

2 Power Facility will be reduced by $75 million in 2012

3 PSE&G Facility will be reduced by $28 million in 2012

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Reconciling Items Excluded from Continuing Operations to Compute Operating Earnings

(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
Pro-forma Adjustments	2008	2007	2008	2007

Earnings Impact (in Millions)

Lease Transaction Reserves, net of tax	$(490)	$-	$(490)	$-
Premium on Bond Redemption, net of tax	-	-	(1)	-
Total Pro-forma to Operating Earnings	$(490)	$-	$(491)	$-

Fully Diluted Average Shares Outstanding (in Millions)	509	508	509	507

Per Share Impact (Diluted)

Lease Transaction Reserves, net of tax	$(0.96)	$-	$(0.96)	$-
Premium on Bond Redemption, net of tax	-	-	-	-
Total Pro-forma to Operating Earnings	$(0.96)	$-	$(0.96)	$-